Exhibit 99.1

Flux Power’s FY 2021 Revenue Increased By 56% to $26.3M;

Gross Margins improved to 22.1%

Vista, CA — September 22, 2021 — Flux Power Holdings, Inc. (Nasdaq: FLUX), a developer of advanced lithium-ion battery packs for commercial and industrial equipment, today reported financial results for its fourth quarter (Q4’21) and fiscal year (FY’21) ended June 30, 2021.

Financial Highlights:

●	Q4’21 revenue grew 33% to $8.3M compared to Q4’20 revenue of $6.3M
●	FY’21 revenue increased 56% to $26.3M vs FY’20 revenue of $16.8M
●	Q4’21 gross margin increased to 21.0% compared to 17.5% in Q4’20
●	FY’21 gross margin improved to 22.1% vs FY’20 gross margin of 13.0%

Strategic Highlights:

●	Uplisted on the Nasdaq Capital Market under the symbol “FLUX.” Prior to the listing on the Nasdaq Capital Market, Flux Power’s common stock was quoted on the OTCQB. Raised $12.4M in equity capital, increasing its shareholder base, including institutional investors. Converted $5.2M of debt to equity, eliminating all debt, to strengthen the balance sheet and capital structure.
●	Launched next generation lithium-ion battery pack for end riders & center riders - feedback from customers has been positive with substantial orders.
●	Initiated deliveries to the world’s largest meat processor and two major customers (paper products & chemicals manufacturer and a packaging manufacturer).
●	Resumed deliveries that were deferred by a global airline during the travel disruptions caused by the COVID pandemic.
●	Signed partnership agreement with CLARK Material Handling Company to supply lithium-ion batteries.
●	Initiated deliveries of a new proprietary battery pack to a provider of “autonomous electric shuttle vehicles”.
●	Announced three patents pending for advanced lithium-ion battery technology.
●	Reached milestone of 9,000 battery packs in the field (surpassed by 10,000 battery packs in July - FY’22), while being challenged by global supply change disruption.
●	Expanded into additional warehouse space to accommodate growth and allocate more space for inventory and production lines.
●	Named to the Financial Times “Americas Fastest Growing Companies” List. Received the 2020 Supply & Demand Chain Executive Green Supply Chain Award. Named to Food Logistics’ 2021 Top Green Providers List.

“Our 2021 Fiscal Year was quite a challenge, with supply chain disruptions and continuing effects from the COVID pandemic,” Flux Power CEO Ron Dutt commented. “Despite these challenges, we delivered substantial revenue growth and gross margin improvements, while launching new products and obtaining UL listings.”

Q4’21 Financial Results

Revenue: Q4’21 revenue increased 33% to $8.3M compared to $6.3M in Q4’20, driven by sales of larger LiFT Packs. Q4’21 represented the 12th consecutive quarter of year-over-year revenue increases.

Gross Profit: Q4’21 gross profit improved to $1.8M compared to a gross profit of $1.1M in Q4’20 principally reflecting higher sales volumes and benefits from Flux Power’s revenue growth and gross margin improvement program.

Selling & Administrative: Expenses increased to $3.4M in Q4’21 from $2.7M in Q4’20, principally reflecting increased staffing to support expanded operations and growth.

Research & Development: Expenses increased to $2.0M in Q4’21, compared to $1.1M in Q4’20 reflecting continued product range evolution and optimization, including high voltage battery packs (400 Volts), and developed adaptions of battery packs for “second sourcing” of battery cells.

Net Loss: Q4’21 net loss increased to $3.7M from a loss of $3.3M in Q4’20, principally reflecting higher operating costs and interest expense.

FY’21 Financial Results

Revenue: FY’21 revenues rose 56% to $26.3M compared to $16.8M in FY’20, reflecting the continued momentum rolling out full lineup of large LiFT Packs and adding large new Fortune 500 customers with large fleets having multi-year ordering demands.

Gross Profit: FY’21 gross profit improved to $5.8M compared to $2.2M in FY’20, based on higher sales and improved gross margins reflecting the benefit of sourcing initiatives, lower prices from higher volume purchasing, and specific design cost reductions.

Selling & Administrative: Expenses increased to $12.6M in FY’21 from $9.8M in FY’20, principally due to additional cash and stock-based compensation expense related to new hires across the business to facilitate production and market growth, and legal fees supporting debt and equity issuances.

Research & Development: Expenses increased to $6.7M in FY’21 from $5.0M in FY’20, reflecting development costs supporting expanded product offering as well as third party certification efforts such UL Listing and UN38.3 (transportation) requirements.

Net Loss: Net loss decreased to $12.8M (a loss of $1.08 per share) in FY’21 from a net loss of $14.3M (a loss of $2.80 per share) in FY’20 mainly due to higher operating expenses and increased interest expense. Per share results are based on 11.8M and 5.1M weighted average basic shares outstanding at the end of FY’21 and FY’20, respectively.

Capital Structure

Flux Power completed equity private placements during Q1’21 totaling $3.2M. Additionally, a total debt conversion to equity of $5.2M, combined with debt repayment of $2.6M was achieved resulting in a debt free condition at year-end.

On August 18, 2020, Flux Power closed an underwritten public offering of its common stock priced at a public offering for gross proceeds of approximately $12.4 million, which included the full exercise of the underwriter’s over-allotment option to purchase additional shares, prior to deducting underwriting discounts and commissions and offering expenses payable by Flux Power. A total of 3,099,250 shares of common stock were issued in the offering, including the full exercise of the over-allotment option.

Flux Power raised additional gross proceeds of $12.7M in an ATM Offering, prior to deducting commissions and other offering related expenses, and issued an aggregate of 978,782 shares of common stock at an average price of $12.93 per share in the offering.

Fiscal Year 2022 Outlook

Flux Power anticipates revenue growth to continue its FY’21 momentum in FY’22 reflecting: (i) acquisition of new Fortune 500 customers; (ii) launching new product innovations; (iii) and continued mitigation of supply chain challenges.

The supply chain disruption in the global marketplace has impacted Flux Power in past months reflecting delays in shipments from Asia, higher steel prices, scarcity of electronic components, and higher shipping costs. While Flux Power customer deliveries of battery packs have been delayed in some cases, no customer orders have been lost, only deferred. To that point, total backlog, or open sales orders, total $18M as of this date. Mitigation actions have been implemented to address the impact to supply chain disruption, while anticipating continued impact but with a gradual recovery.

The first quarter (Q1’22) of the fiscal year is a seasonally slower revenue quarter, reflecting customers not purchasing or installing new equipment over the historically slower summer months of July and August. However, Flux Power anticipates significant year over year growth for the quarter, but a lower growth quarter compared with the prior two quarters Flux Power also expects to further enhance gross margins across its product lines through implementation of pricing actions and a series of clearly defined initiatives to advance technology, design, production and purchasing efficiencies, as well as benefiting from growing economies of scale.

About Flux Power Holdings, Inc. (www.fluxpower.com)

Flux Power designs, develops, manufactures, and sells advanced lithium-ion energy storage solutions for lift trucks, and other industrial equipment including airport ground support equipment (GSE), solar energy storage, and other commercial applications. Our “LiFT Pack” battery packs, including our proprietary battery management system (BMS) and telemetry, provide our customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions.

Cautionary Statement Regarding Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified by the use of “believes,” “expects” or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products, projected sales, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Blog:	Flux Power Blog
News	Flux Power News
Twitter:	@FLUXpwr
LinkedIn:	Flux Power

Media & Investor Relations:

Justin Forbes

877-505-3589

info@fluxpower.com

FLUX POWER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	Years Ended June 30,
	2021	2020

ASSETS

Current assets:
Cash	$4,713,000	$726,000
Accounts receivable	6,097,000	3,069,000
Inventories	10,513,000	5,256,000
Other current assets	417,000	787,000
Total current assets	21,740,000	9,838,000

Right of use asset	3,035,000	3,435,000
Other assets	131,000	174,000
Property, plant and equipment, net	1,356,000	528,000

Total assets	$26,262,000	$13,975,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$7,175,000	$4,648,000
Accrued expenses	2,583,000	1,400,000
Deferred revenue	24,000	4,000
Customer deposits	171,000	1,563,000
Due to factor	-	469,000
Short-term loans – related party	-	2,057,000
Line of credit - related party	-	5,290,000
Financing lease payable, current portion	-	28,000
Office lease payable, current portion	435,000	288,000
Accrued interest	2,000	50,000
Total current liabilities	10,390,000	15,797,000

Long term liabilities:
Paycheck Protection Program loan payable	-	1,297,000
Office lease payable, less current portion	2,866,000	3,301,000

Total liabilities	13,256,000	20,395,000

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 13,652,164 and 7,420,487 shares issued and outstanding at June 30, 2021 and June 30, 2020, respectively	14,000	7,000
Additional paid-in capital	79,197,000	46,985,000
Accumulated deficit	(66,205,000)	(53,412,000)
Total stockholders’ equity (deficit)	13,006,000	(6,420,000)
Total liabilities and stockholders’ equity (deficit)	$26,262,000	$13,975,000

FLUX POWER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30, (Unaudited)		Years Ended June 30,
	2021	2020	2021	2020
Net revenue	$8,325,000	$6,257,000	$26,257,000	$16,842,000
Cost of sales	6,574,000	5,162,000	20,467,000	14,656,000

Gross profit	1,751,000	1,095,000	5,790,000	2,186,000

Operating expenses:
Selling and administrative expenses	3,422,000	2,686,000	12,599,000	9,761,000
Research and development	2,045,000	1,085,000	6,669,000	4,973,000
Total operating expenses	5,467,000	3,771,000	19,268,000	14,734,000

Operating loss	(3,716,000)	(2,676,000)	(13,478,000)	(12,548,000)

Other income	-	-	1,307,000	-
Interest expense	(4,000)	(574,000)	(622,000)	(1,788,000)

Net loss	$(3,720,000)	$(3,250,000)	$(12,793,000)	$(14,336,000)

Net loss per share - basic and diluted	$(0.28)	$(0.63)	$(1.08)	$(2.80)

Weighted average number of common shares outstanding - basic and diluted	13,146,732	5,157,184	11,796,217	5,118,713

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